UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15295 Alton Parkway, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

ISTA Pharmaceuticals, Inc. (“ISTA”) and Senju Pharmaceutical Co., Ltd. (“Senju”) are parties to a certain License Agreement dated as of March 7, 2002 as amended (the “License Agreement”) pursuant to which Senju has exclusively licensed to ISTA in the United States certain patent rights and know-how pertaining to ophthalmic products containing bromfenac. On May 31, 2006, ISTA and Senju amended the License Agreement pursuant to the Second Amendment to the Bromfenac License Agreement (the “Second Amendment”). The Second Amendment amended the License Agreement by (i) expanding the definitions of “Compound” and “Patent Rights,” (ii) clarifying the definition of “First Commercialization” to apply only to the first FDA-approved licensed product, (iii) clarifying that any royalty reduction triggered by the entry of a generic product will apply only to its licensed product equivalent, (iv) clarifying ISTA’s rights to acquire certain trademarks owned by Senju upon expiration or termination of the License Agreement, (v) amending the term of the License Agreement to extend until the later of 10 years after the first commercial sale of the first FDA-approved licensed product or the last to expire of any issued patent included in the licensed patent rights, and (vi) providing that upon expiration of the License Agreement, ISTA will have a fully paid-up, royalty-free, perpetual and irrevocable, non-exclusive right to use the licensed know-how in the United States. The above summary does not purport to be a complete description of the terms of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Bromfenac License Agreement, dated as of May 31, 2006, between ISTA Pharmaceuticals, Inc. and Senju Pharmaceutical Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.
June 2, 2006

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail,
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Bromfenac License Agreement, dated as of May 31, 2006, between ISTA Pharmaceuticals, Inc. and Senju Pharmaceutical Co., Ltd.